EXHIBIT 99.3


                           [UBS INVESTMENT BANK LOGO]

                                  MARM04_12 G4
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MARM04_12 G4
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INTCALCTYPE               NADDED2         Count                UPB             %
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Interest In Arrears             0            32      16,152,505.76         25.44
Interest Only                  60           103      46,963,631.78         73.98
                              120             1         369,600.00          0.58
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Grand Total:                                136      63,485,737.54        100.00
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The information herein has been provided solely by UBS Investment Bank. Neither the issuer of certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission. The information contained herein will be superseded by the description of the mortgage loans contained and/or incorporated by reference in the Prospectus Supplement relating to the Certificates and supersedes all information contained in any collateral term sheets relating to the mortgage pool previously provided by UBS Investment Bank.
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I:\Deals\Marm4_12\Marketing\MARM04_12 mkt.cas   Sep 29, 2004 15:51   Page 1 of 1